Exhibit 99.75

NEWS RELEASE

GOLDGROUP ANNOUNCES NOMINEES TO BOARD IN CONNECTION WITH PROPOSED
BUSINESS COMBINATION WITH GOLD RESOURCE CORPORATION AND AMENDS
ARRANGEMENT AGREEMENT

Vancouver, Canada – (May 15, 2026) – Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSXV:GGA, OTC:GGAZF) announces, further to its news release dated January 26, 2026, the Company has entered into an amendment (the “Amendment”) with Gold Resource Corporation (“GRC”) and Goldgroup Merger Sub Inc., a Colorado corporation and direct subsidiary of Goldgroup (“Purchaser Sub”) to the previously announced Arrangement Agreement and Plan of Merger dated January 25, 2026 (the “Arrangement Agreement”) by and among the parties, whereby Goldgroup has agreed to acquire all of the issued and outstanding shares of GRC’s common stock (the “Transaction”).

The Amendment

The Arrangement Agreement provides that, among other things and subject to the terms and conditions of the Arrangement Agreement, the proposed Transaction will occur by way of a reverse triangular merger in which GRC will merge with a wholly owned subsidiary of Goldgroup under Colorado law (the “Merger”) and a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”), with GRC surviving as a wholly owned subsidiary of Goldgroup. Upon completion of the Transaction, GRC stockholders are expected to own approximately 40% of the combined company on a fully-diluted in-the-money basis with Goldgroup’s current shareholders holding the remaining approximately 60% interest.

The Arrangement Agreement originally contemplated that, immediately prior to the effective time of the Merger, Goldgroup would consolidate all of its issued and outstanding common shares without par value (each whole share, a “Goldgroup Share”) at a ratio of one post-consolidation Goldgroup Share for every four pre-consolidation Goldgroup Shares. Pursuant to the Amendment, the parties have agreed to replace the four-to-one consolidation ratio with a consolidation ratio to be determined jointly by Goldgroup and GRC, and approved by the TSX Venture Exchange (the “TSXV”) prior to the effective date of the Merger. The Arrangement Agreement provides, among other things, that Goldgroup will apply to list the Goldgroup Shares on the NYSE American (the “NYSE American Listing”), which listing will be completed following the closing of the Merger and is subject to Goldgroup fulfilling all the listing requirements of the NYSE American. The Consolidation is being undertaken by Goldgroup in order to meet the listing requirements of the NYSE American and to facilitate the NYSE American Listing. The Consolidation is subject to, among other things, the approval of the TSXV, which approval is subject to compliance with the requirements of the TSXV, including, if applicable, shareholder approval.

Board Nominees

Below are the names and biographies of the parties’ anticipated selections as prospective directors of the combined company:

Ron Little – Mr. Little has been a member of the board of directors of GRC (the “GRC Board”) since February 8, 2021, and currently serves as its Interim Chair. Mr. Little is a Professional Engineer, geologist and entrepreneur who has developed mining projects in Canada, South America and Africa. He was the founder and CEO of Orezone Resources and Orezone Gold Corporation for over 20 years and built one of the most successful exploration and mine development track records in Burkina Faso. He is and has been a director and advisor to other public companies and not for profit entities. Mr. Little holds a Bachelor of Science in Engineering (Geological) from Queen’s University in Kingston and is also a designated graduate of the Institute of Corporate Directors (ICD.D). He is currently the President and CEO of Wolfden Resources.

Lila Manassa Murphy – Ms. Manassa Murphy has been a member of the GRC Board since January 1, 2021. Ms. Manassa Murphy, CFA, CPA has been the Chief Financial Officer of Dundee Corporation (TSX: DC.A) since May 2021. Her areas of oversight include Finance, Investor Relations, Information Technology, Legal, Compliance and Human Resources. Her experience during her tenure includes M&A, restructuring, establishing joint venture partnerships, and assessing investment and acquisition opportunities. She also sits on the board of Green Brick Partners (NYSE: GRBK). Prior to her role at Dundee Corporation, Ms. Manassa Murphy had over 25 years of investment management experience and fiduciary responsibility. She is a Chartered Financial Analyst and a Certified Public Accountant. She holds a Bachelor of Arts degree from New York University and is a member of the Latino Corporate Directors Association (LCDA).

Nicole Adshead-Bell – Ms. Adshead-Bell is President of Cupel Advisory Corp., a private company she founded focused on mining sector investments and advisory services. She most recently served as Managing Director and CEO of Beadell Resources Ltd., having transitioned from Independent Director in 2016 to CEO in 2018, until the company’s acquisition in March 2019. Her prior experience includes serving as Director of Mining Research at Sun Valley Gold LLC, a global precious metals investment fund, and as Managing Director, Investment Banking at Haywood Securities Inc. Dr. Adshead-Bell is a geologist with over 29 years of combined mining industry and capital markets experience spanning exploration, development, mining operations, investment research, investment banking, and corporate leadership. She also has more than three decades of cumulative public company board experience with precious and base metals companies listed in Canada, the United States, Australia, and the United Kingdom, including exploration, development, producing, and royalty companies. Her broad experience has included participation across a wide range of board committee functions, including audit, compensation, nominating and governance, technical, and special committees. Dr. Adshead-Bell holds a Ph.D. in Structural and Economic Geology, a First Class Honours degree in Structural Geology, and a B.Sc. in Geology and Archaeology, all from James Cook University.

Luis Felipe Medina Aguirre – Mr. Medina Aguirre is an Environmental Engineer with more than 31 years of experience in the mining industry. Since 2023, he has been General Director of Minas de San Nicolás, S.A.P.I. de C.V. (a joint venture of Agnico Eagle Mines Limited and Teck Resources Limited). Among his positions in the mining industry in Mexico, he has been President of the Chihuahua Mining Cluster; Administrative Vice President of the Association of Mining Engineers, Metallurgists and Geologists of Mexico; President of the XXXI International Mining Convention; Treasurer of the Mining Cluster of Sonora; member of the board of directors of the Mining Chamber of Mexico and current President of the Sustainable Commission; and member of the Canadian Chamber of Commerce in Mexico and Nacional Financiera in the State of Chihuahua. Since 2024, Mr. Medina Aguirre has been the Chairman of the Mining Commission of the Canadian Chamber of Commerce. Since 2025, he has been a member of the Investment Promotion Committee of the State of Zacatecas, a designation granted by both the Federal and State Secretariats of Economy.

Francisco Javier Reyes de la Campa – Mr. Reyes de la Campa has co-founded various firms in finance, mining, oil and gas and agriculture and foods. His strategic leadership was crucial in the turnaround in 2020 of Luca Mining, a producing company with assets in Mexico recently included in the 2025 TSX Venture 50TM list of top performing companies. He has also served as the Country Manager for Goldgroup since September 2021. Prior to joining Goldgroup, he served as President and CEO of Antares Capital Management and Private Equity CP (formerly Credipresto), two respected firms with over 15 years of experience in the natural resource and agro sector, particularly in Latin America. An alumnus of Harvard Business School, Mr. Reyes holds dual Bachelor’s degrees in Economics and Business Administration, as well as a Master’s degree in Finance from Instituto Tecnológico Autónomo de México.

About GRC

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, GRC’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit GRC’s website, located at www.goldresourcecorp.com.

About Goldgroup

Goldgroup is a Canadian-based mining Company with two high-growth gold assets in Mexico. In addition to the San Francisco gold project, the Company has a 100% interest in the producing Cerro Prieto heap-leach gold mine located in the State of Sonora.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information on Goldgroup, please visit www.goldgroupmining.com.

On behalf of the Board of Directors

“Ralph Shearing”

Ralph Shearing, CEO

For more information:

+1 (604) 306-6867
410 – 1111 Melville St.
Vancouver, BC, V6E 3V6
www.goldgroupmining.com
ir@goldgroupmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). These statements include, without limitation, statements relating to the anticipated selections of board nominees for the combined company to be formed on completion of the Arrangement.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors, including, without limitation: receipt of all required TSXV, regulatory and other interested party approvals in connection with the Arrangement, including BC Supreme Court approval of the Arrangement; that the conditions precedent to the completion of the Transaction, including but not limited to TSXV, regulatory, shareholder and court approvals, might not be obtained in a timely manner or at all; uncertainties related to actual capital costs operating costs and expenditures; production schedules and economic returns from Goldgroup’s projects; timing to integrate the Transaction and acquisitions (Molimentales and the San Francisco Mine) and timing to complete additional exploration and technical reports; uncertainties associated with development activities; uncertainties inherent in the estimation of mineral resources and precious metal recoveries; uncertainties related to current global economic conditions; fluctuations in precious and base metal prices; uncertainties related to the availability of future financing; potential difficulties with joint venture partners; risks that Goldgroup’s title to its property could be challenged; political and country risk; risks associated with Goldgroup being subject to government regulation; risks associated with surface rights; environmental risks; Goldgroup’s need to attract and retain qualified personnel; risks associated with potential conflicts of interest; Goldgroup’s lack of experience in overseeing the construction of a mining project; risks related to the integration of businesses and assets acquired by Goldgroup; uncertainties related to the competitiveness of the mining industry; risk associated with theft; risk of water shortages and risks associated with competition for water; uninsured risks and inadequate insurance coverage; risks associated with potential legal proceedings; risks associated with community relations; outside contractor risks; risks related to archaeological sites; foreign currency risks; risks associated with security and human rights; and risks related to the need for reclamation activities on Goldgroup’s properties, as well as the risk factors disclosed in Goldgroup’s MD&A. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.

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